Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated May 15, 2010, relating to the financial statements of Sea-Tiger, Inc. and subsidiary and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Hamilton, PC

Denver, Colorado
February11, 2011